UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 13, 2003

Commission File Number:  000-25939

THE KELLER MANUFACTURING COMPANY, INC.
(Exact name of registrant as specified in its charter)

Indiana		35-0435090
(State or other jurisdiction of incorporation or organization)		(IRS Employer Identification No.)

701 N. Water Street, Corydon, Indiana		47112
(Address of principal executive offices)		(Zip Code)

(812) 738-2222
(Registrant's telephone number, including area code)

Item 2.

On November 13, 2003, The Keller Manufacturing Company, Inc. (the “Company”) closed the sale of its former Culpeper, Virginia plant (the “Culpeper Property”) to Sign of the Goldfish, LLC (the “Purchaser”). As previously announced by the Company, operations at the Culpeper Property were discontinued as of November 22, 2002.

The Purchaser paid cash in an amount of $2.1 million to the Company, which has resulted in a gain of approximately $1.6 million to the Company on the sale. This purchase price was determined through negotiations between the parties. In connection with the sale, the Company, the Purchaser and Structural Systems have also entered into an Agreement Regarding Environmental Matters dated November 11, 2003 (the “Environmental Matters Agreement”), and an Environmental Cleanup and Escrow Agreement dated November 11, 2003 (the “Escrow Agreement”). The Environmental Matters Agreement provides that the Company will reimburse the Purchaser for the Purchaser’s actual costs and expenses in completing the excavation, removal and disposal approximately 1,755 tons of soil (the "Soil Disposal") that is located on the Culpeper Property, up to a maximum amount of $100,000. Pursuant to the Escrow Agreement, the Company has deposited $100,000 in an escrow account to satisfy this obligation. The Environmental Matters Agreement further provides that, for a period of two years, the Company will indemnify the Purchaser for any damages over the amount of $100,000 (not including any amounts spent on the Soil Disposal) incurred or suffered by the Purchaser to comply with any remediation obligations as further described in the Environmental Matters Agreement or as a result of any breach of the representations and warranties of Keller set forth in the Purchase Agreement, up to a maximum amount of $500,000.

Item 7.    Financial Statements and Exhibits.

        The following exhibits are filed as a part of this report:

        (a)        Not applicable.

        (b)        Not applicable.

        (c)        Exhibits

10.1	Contract for Purchase and Sale of Real Estate by and between the Company and Structural Systems dated April 16, 2003.

10.2	Amendment to Contract for Purchase of Real Estate by and between the Company and Structural Systems dated August 14, 2003.

10.3	Second Amendment to Contract for Purchase and Sale of Real Estate by and between the Company and Structural Systems dated October 13, 2003.

10.4	Third Amendment to Contract for Purchase and Sale of Real Estate by and between the Company and Structural Systems dated October 15, 2003.

10.5	Fourth Amendment to Contract for Purchase and Sale of Real Estate by and between the Company and Structural Systems dated October 20, 2003.

10.6	Fifth Amendment to Contract for Purchase and Sale of Real Estate by and between the Company and Structural Systems dated October 31, 2003.

10.7	Agreement Regarding Environmental Matters by and between the Company, the Purchaser and Structural Systems dated November 11, 2003.

10.8	Environmental Cleanup and Escrow Agreement by and between the Company, Structural Systems, the Purchaser, Bank of America, N.A. and Commercial Title Group, Inc. dated November 11, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2003	The Keller Manufacturing Company, Inc. By: /s/ David T. Richardson David T. Richardson Chief Financial Officer